Exhibit 8.1

LUSE GORMAN, PC
ATTORNEYS AT LAW

 5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

March 13, 2020

Board of Directors
Northfield Bancorp, Inc.
581 Main Street
Woodbridge, New Jersey 07095

Ladies and Gentlemen:

We have acted as special counsel to Northfield Bancorp, Inc., a Delaware corporation (“Northfield Bancorp”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of December 23, 2019 (the “Agreement”), by and between Northfield Bancorp and VSB Bancorp, Inc., a New York corporation (“VSB Bancorp”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (the “Registration Statement”), filed on the date hereof by Northfield Bancorp with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, relating to the Merger pursuant to the Agreement.

We have examined (i) the Registration Statement (including the proxy statement/prospectus contained therein), (ii) the Agreement and (iii) the representation letters of Northfield Bancorp and VSB Bancorp delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Northfield Bancorp, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

LUSE GORMAN, PC
ATTORNEYS AT LAW

Board of Directors
Northfield Bancorp, Inc.
March 13, 2020

In rendering such opinion, we have assumed that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Northfield Bancorp and VSB Bancorp in the Agreement and in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of,” or based on the belief of Northfield Bancorp and VSB Bancorp or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that (a) for federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and (b) the statements set forth in the Registration Statement under the caption “Proposal 1—The Merger Proposal — Material U.S. Federal Income Tax Consequences of the Merger,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the U.S. federal income tax law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement, and to the references to our firm name under the captions “Proposal 1—The Merger Proposal—Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement.  In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Luse Gorman, PC

LUSE GORMAN, PC